EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


To Fleet Home Equity Loan Trust 2001-1:


We hereby consent to the inclusion in the Prospectus Supplement constituting part to the Registration Statement on Form S-3 of Fleet Home Equity Loan Trust 2001-1 of our report dated May 21, 2001 relating to the financial statement, which appears on pages A1 to A4 of this Prospectus Supplement dated May 21, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 21, 2001